UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2016

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5757 North Green Bay Avenue Milwaukee, Wisconsin	53209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 357-9100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Indentures

On August 19, 2016, Adient Global Holdings Ltd (“AGH”), a wholly owned subsidiary of Johnson Controls, Inc. (“Johnson Controls”) closed the offering of $900 million aggregate principal amount of 4.875% dollar-denominated unsecured notes due 2026 (the “Dollar Notes”) and €1 billion aggregate principal amount of 3.50% euro-denominated unsecured notes due 2024 (the “Euro Notes”), in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  AGH completed the offering in connection with the proposed separation by Johnson Controls of its automotive seating and interiors business (the “separation”) by means of a spin-off of a newly formed company named Adient plc (“Adient” and such spin-off, the “distribution”).  As a result of the separation and distribution, AGH will become a wholly owned subsidiary of Adient.

The Dollar Notes were issued pursuant to an Indenture, dated as of August 19, 2016 (the “Dollar Notes Indenture”), by and among AGH and U.S. Bank National Association, as trustee. The Dollar Notes Indenture provides, among other things, that the Dollar Notes and the related guarantees are senior unsecured obligations of AGH and the Guarantors (as defined below), respectively. Interest is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2016. The Dollar Notes will mature on August 15, 2026.

The Euro Notes were issued pursuant to an Indenture, dated as of August 19, 2016 (the “Euro Notes Indenture”), by and among AGH, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent, and Elavon Financial Services DAC, as transfer agent and registrar. The Euro Notes Indenture provides, among other things, that the Euro Notes and the related guarantees are senior unsecured obligations of AGH and the Guarantors, respectively. Interest is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2016. The Euro Notes will mature on August 15, 2024.

The Notes were not guaranteed upon issuance. On or prior to the Release Date (as defined below), the notes will initially be guaranteed on an unsecured and unsubordinated basis by certain subsidiaries of Johnson Controls that will be wholly owned subsidiaries of Adient following the distribution (the “Initial Guarantors”).  Within 10 business days following the completion of the distribution, the notes will also be guaranteed on an unsecured and unsubordinated basis by Adient and certain of its wholly owned subsidiaries (together with the Initial Guarantors, the “Guarantors”).  The notes have not been, and are not expected to be, guaranteed by Johnson Controls or any of its subsidiaries that will not be subsidiaries of Adient following the distribution.

The notes will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Johnson Controls’ and, following the distribution, Adient’s, subsidiaries that do not guarantee the notes.

On or after August 15, 2021, the issuer may redeem all or any portion of the Dollar Notes, at the redemption prices specified in the Dollar Notes Indenture plus accrued and unpaid interest to, but not including, the redemption date. Additionally, the issuer may, at its option, at any time prior to August 15, 2021, redeem all or any portion of the Dollar Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date plus a “make-whole” premium. Finally, the issuer may, on one or more occasions, redeem up to 40% of the Notes at any time prior to August 15, 2019 with the net cash proceeds from certain equity offerings at the redemption price equal to 104.875%.

AGH may, at its option, at any time prior to May 15, 2024, redeem all or any portion of the Euro Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date plus a “make-whole” premium. In addition, AGH may redeem all or any portion of the Euro Notes at any time on or after May 15, 2024, at a price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date.

The Indentures provide that upon the occurrence of a change of control triggering event (as defined in the applicable Indenture), each holder will have the right to require the issuer to purchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase.

Subject to certain qualifications and exceptions, the Indentures limit the ability of Adient, AGH and their restricted subsidiaries to, among other things, (i) incur certain liens and engage in certain sale/leaseback transactions and (ii) in the case of the issuer, Adient and any other guarantor, merge or consolidate with any other person or convey, transfer or lease all or substantially all of its assets to any person.

The Indentures also provide for certain events of default (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods), including, but not limited to, (i) failure to pay interest or additional amounts when due, (ii) failure to pay principal when due, (iii) failure of the issuer or any guarantor to comply with any of its agreements in the applicable Indenture, (iv) failure by Adient, the issuer or any significant subsidiary to pay any indebtedness (subject to certain exceptions) within any applicable grace period after final maturity or the acceleration thereof if the total amount of such indebtedness unpaid or accelerated exceeds $200 million and (v) certain specified events of bankruptcy, insolvency or reorganization of Adient, the issuer or any significant subsidiary.

The descriptions of the Dollar Notes, the Euro Notes, the Dollar Indenture and the Euro Indenture herein are summaries and are qualified in their entirety by the terms of the respective Notes and Indentures. A copy each of the Dollar Indenture and the Euro Indenture is attached hereto as Exhibits 4.1 and 4.2 respectively, and are both incorporated herein by reference.

Escrow Agreements

On August 19, 2016, concurrently with its entry into the Dollar Notes Indenture and the Euro Notes Indenture, AGH entered into a Dollar Notes Escrow Agreement and a Euro Notes Escrow Agreement, both among U.S. Bank National Association, as escrow agent, U.S. Bank National Association, as trustee, and AGH, pursuant to which the issuer will deposit or cause to be deposited into one or more escrow accounts an amount that would be sufficient to redeem the notes in full at 100% of the issue price of the notes plus an amount equal to the interest that would accrue on the notes to, but excluding, the date that is one month and four business days following the issue date.  The release of the escrowed funds will be subject to the satisfaction of certain conditions, including receipt by the escrow agent of a certificate of a responsible officer of the issuer prior to the occurrence of a Special Mandatory Redemption Event (as defined below) requesting release of the escrowed funds (the date of such release being the “Release Date”).

If (i) the escrow agent has not received such a request on or prior to the earlier of (A) June 30, 2017 and (B) within five business days of the date any additional amount is required to be deposited in the applicable escrow account, or (ii) the issuer notifies the escrow agent and the trustee in writing that Johnson Controls (or, if the merger of Johnson Controls with an indirect wholly owned subsidiary of Tyco International plc (“Tyco”) has been consummated, Johnson Controls International plc) is no longer pursuing the distribution (any such event being a “Special Mandatory Redemption Event”), then the escrow agreements will provide that the escrow agent will release to the trustee all escrowed funds then held by it and the issuer will redeem the aggregate principal amount of the notes outstanding at a redemption price equal to 100% of the issue price of the notes, plus accrued and unpaid interest from the issue date, or the most recent date on which interest has been paid or provided for, to, but not including, such redemption date.

In the event the Release Date has occurred and either (i) the date of the distribution does not occur prior to July 5, 2017 or (ii) prior to July 5, 2017, the issuer notifies the escrow agent and the trustee in writing that Johnson Controls (or, if the merger of Johnson Controls with an indirect wholly owned subsidiary of Tyco has been consummated, Johnson Controls International plc) is no longer pursuing the distribution, the Indentures will require the issuer to redeem the aggregate principal amount of the notes outstanding at a redemption price equal to 101% of the issue price of the notes, plus accrued and unpaid interest from the issue date, or the most recent date on which interest has been paid or provided for, to, but not including, such redemption date.

Item 8.01  Other Events.

On August 19, 2016, Johnson Controls issued a press release announcing the closing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of August 19, 2016, between Adient Global Holdings Ltd and U.S. Bank National Association

4.2	Indenture, dated as of August 19, 2016, among Adient Global Holdings Ltd, U.S. Bank National Association, Elavon Financial Services DAC, UK Branch, and Elavon Financial Services DAC

99.1	Press release issued August 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

Date: August 19, 2016	By:	/s/ Brian J. Stief
	Name:	Brian J. Stief
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of August 19, 2016, between Adient Global Holdings Ltd and U.S. Bank National Association

4.2	Indenture, dated as of August 19, 2016, among Adient Global Holdings Ltd, U.S. Bank National Association, Elavon Financial Services DAC, UK Branch, and Elavon Financial Services DAC

99.1	Press release issued August 19, 2016